                        CONSENT OF PORTFOLIO CONSULTANT

To the Sponsor, Trustee and Holders
       Equity Focus Trusts - Trilogy Advisors Baby
       Boom Economy Portfolio, 2001 Series C (the "Trust")

       We hereby consent to the use of our name "Trilogy Advisors" and references to our firm in the Prospectus for the Trust.

                                       TRILOGY ADVISORS LLP

                                       /s/ ANDREW GORDON
                                       -----------------
                                       New York, New York
                                       September 26, 2001